                                                                   EXHIBIT 10.39

                       RANGER EQUITY HOLDINGS CORPORATION

                           LIN TELEVISION CORPORATION

                   NONQUALIFIED STOCK OPTION LETTER AGREEMENT

TO: GARY CHAPMAN

      We are pleased to inform you that you have been selected by LIN Television Corporation ("LIN") to receive nonqualified options of Ranger Equity Holdings Corporation (collectively, with LIN, the "Company") under the Company's 1998 Stock Option Plan (the "Plan") to purchase 5,428,836 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at an exercise price of $0.50 per share. A copy of the Plan is attached to and incorporated into this Letter Agreement by this reference. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

      The terms of the options are as set forth in the Plan and in this Letter Agreement. The most important of the terms set forth in the Plan are summarized as follows:

      TERM : The term of the options is ten years from date of grant, unless sooner terminated.

      EXERCISE: Only you can exercise the options during your lifetime. The Plan also provides for exercise of the options by the personal representative of your estate, by the beneficiary you have designated on forms prescribed by and filed with the Company (a "Designated Beneficiary"), or by the beneficiary of your estate following your death. You may use the Notice of Exercise of Nonqualified Stock Option in the form attached to this Letter Agreement when you exercise the options.

      PAYMENT FOR SHARES: The options may be exercised by the delivery of:

      (a)Cash, personal check (unless, at the time of exercise, the Committee determines otherwise), bank-certified check or cashier's check;

      (b) Unless the Committee, in its sole discretion, determines otherwise, shares of the Company's capital stock held by you for a period of at least six months having a fair market value at the time of exercise, as determined in good faith by the Committee, equal to the exercise price; or

      (c) After such time as the stock is publicly traded, unless the Committee in its sole discretion determines otherwise, a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

      WITHHOLDING TAXES: As a condition to the exercise of the options, you shall make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company shall have the right to retain without notice sufficient shares of Capital Stock to satisfy the withholding obligation. To the extent permitted or required by the

Page 2
LIN Television Corporation
Nonqualified Stock Option Letter Agreement

Company, you may satisfy the withholding obligation by electing to have the Company or a related corporation withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld. To the extent necessary to qualify such election for exemption under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, any individual who is subject to Section 16 under the Exchange Act must exercise the option during the quarterly ten-day window period required under Section 16(b) of the Exchange Act for exercises of stock appreciation rights, and the election relating to such option exercise must be (a) an irrevocable election made six months prior to the date the option exercise becomes taxable: (b) an election made during a window period; or (c) an election made prior to a window period, provided the election becomes effective as of the next window period.

      TERMINATION:

      a) Termination for Cause: If the Company terminates your services for Cause, all unexercised options as of the date of termination shall be immediately forfeited.

      b) Death: In the event of your death, your estate or beneficiary shall have 180 days from the date of death to exercise your vested options as of the date of death.

      c) Disability: In the event of your disability, you shall have 180 days from the date of disability to exercise your vested options as of the date of disability.

      d) Voluntary Termination: In the event you voluntary terminate your employment with the Company, you have until the date of termination to exercise your vested shares. Any vested shares not exercised by your termination date will then be cancelled.

      e) No Extension of the Ten-Year Expiration Date: The 180-day period referred to in paragraphs (b) and (c) above shall not extend beyond the ten-year expiration date of the options.

      TRANSFER OF OPTIONS: The options are not transferable except by will, to a Designated Beneficiary, or by the applicable laws of descent and distribution.

      VESTING: Unless accelerated in accordance with the Plan, the options shall vest and become exercisable according to the following schedule:

DATE ON AND AFTER WHICH      PORTION OF TOTAL OPTION
OPTION IS EXERCISABLE        THAT IS EXERCISABLE
-----------------------      -----------------------
    March 3, 1999                   25%
    March 3, 2000                   50%
    March 3, 2001                   75%
    March 3, 2002                  100%

Page 3
LIN Television Corporation
Nonqualified Stock Option Letter Agreement

      Notwithstanding the above vesting schedule, you will be immediately 100% vested in that portion of the gain determined per share using a Fair Market Value not in excess of $1.00 per share.

      "MAKE WHOLE" ADJUSTMENT: In the event the fair market value per share declines below $1.00, the Company shall pay to the Employee, upon exercise, an amount equal to (i) the loss on the total numbers of shares granted less the loss calculated on the substitute shares only as if the exercise price was zero, multiplied by (ii) the percentage derived from dividing the number of options exercised into the total number of options received.

      For example, if Mary receives 25,000 substitute options and 37,500 new options in 1998 with an exercise price of $0.60, and the fair market value of the Company's stock is $0.75 at the time of exercise of 40,000 shares, then the make-whole payment due Mary would be calculated as follows:

Loss on total               62,500 x 0.25=     15,625
Loss on substitute          25,000 x 0.25=      6.250
                                               ------
   Difference                                   9,375
Percent Exercised (40/60)                       66.67%
                                               ------
Payment Due to Mary                             6,250

      HOLDING PERIOD: If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of a stock option within six months after the date the option was granted, such sale may result in short-swing profit recovery under Section 16(b) of the Exchange Act.

      CHANGE OF CONTROL: In the event of a Change of Control, the Plan's Committee may declare that any or all non-vested options to be immediately exercisable or accelerated to a faster vesting schedule. An Initial Public Offering or merger where Hicks, Muse, Tate & Furst Incorporated retained control of the Company will not constitute a Change of Control.

      PURCHASE OPTION: In the event of an optionee's termination of employment for any reason or a Change of Control, the Company shall have the right to give notice within one year of the termination or Change of Control of the Company's election to purchase from the employee any or all shares of Common Stock held by the employee. The purchase price shall be Fair Market Value per share. The Company's Purchase Option shall cease to exist upon the consummation of a Qualifying Public Offering.

      DATE OF ACT: The option's date of grant is March 3,1998.

      ARBITRATION: As a condition of the Company's grant of options to you, you agree that all disputes between you and the Company shall be resolved by final and binding arbitration in accordance with the provisions of this section. This agreement to arbitrate shall remain in effect after termination of this Agreement with respect to any disputes arising out of events occurring during the term hereof or arising out of or relating to this

Page 4
LIN Television Corporation
Nonqualified Stock Option Letter Agreement

Agreement, or disputes arising out of or relating to your employment or termination thereof. A party intending to assert a claim must serve, by hand delivery or a form of mail that requires a signed return receipt, a written demand for arbitration on the other party. The demand, if against the Company, must be served on a Vice President or higher-level officer of the Company. The demand must describe the basis of the claim with reasonable specificity and the remedy requested. The demand must be received by the person served within the time limitation set forth below. The arbitration shall be conducted in accordance with the then-prevailing Employment Dispute Resolution Rules of the American Arbitration Association. Notwithstanding the foregoing, the following discovery limitations shall apply to the arbitration proceeding: each party may take the deposition of one individual only and any expert witness designated by the other party; both parties shall have the right to subpoena witnesses and documents, but additional discovery may be had only if the arbitrator so orders after determining there is a substantial need for the information. Notwithstanding any longer statutes of limitation provided by law, no claim of any nature whatsoever may be brought by either party against the other, in arbitration or otherwise, unless a written demand for arbitration is served on the other party within thirty (30) days after the claim accrued; i.e., within thirty (30) days from the date on which the act or event (or failure to act) on which the claim is based occurred. The arbitrator shall be authorized to award such relief as is available under the applicable state or federal law on which the claim is based.

      AT THE PRESENT TIME, THE COMPANY HAS NOT FILED AND HAS NO IMMEDIATE PLANS TO FILE AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES THAT WILL BE ISSUED UPON THE EXERCISE OF THE OPTION. UNTIL A REGISTRATION STATEMENT IS FILED AND BECOMES EFFECTIVE, YOU WILL NOT BE ABLE TO SELL THE COMPANY'S COMMON STOCK UNLESS EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE AVAILABLE; SUCH EXEMPTIONS FROM REGISTRATION ARE VERY LIMITED AND MIGHT BE UNAVAILABLE.

      Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Letter Agreement and return it to the undersigned.

                                                   Very truly yours,

                                                   LIN TELEVISION CORPORATION

                                                   By: /s/ Peter E. Maloney
                                                       -------------------------
                                                       Peter E. Maloney
                                                       Vice President of Finance